SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               GSC HOLDINGS CORP.
                         (to be renamed GameStop Corp.)
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                     Delaware                                    20-2733559
----------------------------------------------------        --------------------
      (State of Incorporation or Organization)                (I.R.S. Employer
                                                             Identification No.)


               625 Westport Parkway
                 Grapevine, Texas                                  76051
----------------------------------------------------        --------------------
      (Address of Principal Executive Offices)                   (Zip Code)


   If this form relates to the               If this form relates to the
   registration of a class of                registration of a class of
   securities pursuant to Section            securities pursuant to Section
   12(b) of the Exchange Act and             12(g) of the Exchange Act and
   is effective pursuant to                  is effective pursuant to
   General Instruction A.(c), please         General Instruction A.(d), please
   check the following box. [X]              check the following box. [ ]


Securities Act registration statement file number to which
this form relates:                                             333-125161
                                                               ----------------
                                                               (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                         Name of Each Exchange on which
   to be so Registered                         Each Class is to be Registered
   -------------------                         ------------------------------

Class A Common Stock, par value                New York Stock Exchange
$.001 per share

Class B Common Stock, par value $.001          New York Stock Exchange
per share

Preferred Stock Purchase Rights                New York Stock Exchange

-------------------------------------          ---------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

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
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     The description of the Class A Common Stock, par value $.001 per share, and the Class B Common Stock, par value $.001 per share, to be registered hereby is incorporated by reference to the description contained under the heading "Description of Holdco Capital Stock - Common Stock" in the Joint Proxy Statement-Prospectus included in the Registrant's Registration Statement on Form S-4 (File No. 333-125161), as amended, filed with the Securities and Exchange Commission (the "Registration Statement").

     The description of the Preferred Stock Purchase Rights to be registered hereby is incorporated by reference to the description contained under the heading "Description of Holdco Capital Stock - Preferred Stock" in the Joint Proxy Statement-Prospectus included in the Registrant's Registration Statement.

Item 2.  Exhibits.

     3.1  Amended and Restated Certificate of Incorporation (filed as Exhibit
          3.1 to the Registrant's Amendment No. 1 to Form S-4 filed on July 8, 2005 (Registration No. 333-125161)).

     3.2 Amendment to Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on October 7, 2005).

     3.3 Amended and Restated Bylaws (filed as Exhibit 3.2 to the Registrant's Amendment No. 1 to Form S-4 filed on July 8, 2005 (Registration No. 333-125161)).

     4.1  Form of specimen Stock Certificate for Registrant's Class A Common
          Stock.


     4.2  Form of specimen Stock Certificate for Registrant's Class B Common
          Stock.


     4.3. Rights Agreement dated as of June 27, 2005, between the Company and The Bank of New York, which includes as an exhibit the Summary of Rights to Purchase Preferred Stock (incorporated by reference to
          Exhibit 4.2 to the Company's Amendment No. 1 to Registration Statement on Form S-4 filed on July 8, 2005 (Registration No. 333-125161)).

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

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            GSC HOLDINGS CORP.


Dated:  October 3, 2005                     By: /s/ David W. Carlson
                                                --------------------------------
                                                Name:   David W. Carlson
                                                Title:  Executive Vice President
                                                        and Chief Financial
                                                        Officer

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